UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM S-8

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

              MAUI LAND & PINEAPPLE COMPANY, INC.
        (Exact Name of Registrant as Specified in its Charter)

             HAWAII                        99-0107542
(State or Other Jurisdiction of         (I.R.S. Employer
 Incorporation or Organization)        Identification Number)

120 Kane Street, P. O. Box 187, Kahului, Hawaii    96733-6687
  (Address of Principal Executive Offices)         (Zip Code)

              MAUI LAND & PINEAPPLE COMPANY, INC.
             STOCK OPTION AGREEMENT FOR DAVID COLE
                       (Full Name of Plan)

                         Adele H. Sumida
                       Corporate Secretary
               Maui Land & Pineapple Company, Inc.
                          P. O. Box 187
                     Kahului, Hawaii 96733
               (Name and Address of Agent For Service)

                         (808) 877-3351
 (Telephone Number, Including Area Code, of Agent For Service)

                            Copy to:

                      Jonn R. Beeson, Esq.
                        Latham & Watkins
                650 Town Center Drive, 20th Floor
                      Costa Mesa, Ca 92626
                         (714) 540-1235



                          Total Pages  9
                     Exhibit Index on Page  5









                CALCULATION OF REGISTRATION FEE
Title of Each                 Proposed    Proposed
  Class of                     Maximum     Maximum
 Securities       Amount      Offering    Aggregate    Amount of
   To Be          To Be       Price Per   Offering    Registration
 Registered    Registered(1)   Share(2)     Price         Fee

Common Stock   200,000 shares   $19.70    $3,940,000     $499.20


 (1) The Maui Land & Pineapple Company, Inc. Stock Option
     Agreement for David Cole (the "Agreement") grants options to purchase 200,000 shares of common stock, no par value, of the Registrant ("Common Stock"), all of which are being registered hereunder. This Registration Statement on Form S-8 shall also cover any additional Common Stock that may become issuable pursuant to this Agreement, by reason of stock splits, stock dividends or other capital adjustments, to preserve, but not increase, the economic value and consequences of the Agreement.
 (2) Represents the actual option exercise price as stated in the Agreement.


          Proposed issuances to take place as soon after the effective date of the Registration Statement as options granted under the Agreement are exercised.
























PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission.


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

     The following documents previously filed by Maui Land &
Pineapple Company, Inc. (the "Company") with the Securities and
Exchange Commission are incorporated by reference in this Registration Statement:

       -  Annual Report on Form 10-K for the fiscal year ended
          December 31, 2003, filed with the SEC on March 25, 2004.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the SEC on May 11, 2004.

       - Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2004, filed with the SEC on August 13, 2004.

       -  Current Report on Form 8-K, filed with the SEC on
          August 31, 2004.

       -  Current Report on Form 8-K, filed with the SEC on
          September 7, 2004.

       -  Current Report on Form 8-K, filed with the SEC on
          September 29, 2004.

       - Description of the Common Stock contained in Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the SEC on January 5, 2004, and all amendments and reports subsequently filed for the purpose of updating that description.

     All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.
A report furnished on Form 8-K under the Exchange Act of 1934 shall not be incorporated by reference into this Registration Statement.

     Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or supersceded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel

     None.

Item 6.   Indemnification of Directors and Officers

     The Company's Restated Articles of Association, as amended (the "Articles"), include a provision that provides that the Company will indemnify each person who is made or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of the Company or any division of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "Indemnified Party"), against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Articles also provide that the Company shall indemnify each person who is or is threatened to be made a party to any action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Indemnified Party against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such matter if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and except that no indemnification shall be made in respect of any claim, issue or matter as to which he has been adjudged liable for gross negligence or willful misconduct in the performance of his duty to the Company unless and only to the extent that the court in which the action or suit was brought determines that, despite the adjudication of liability but in view of all the circumstances , he is fairly and reasonably entitled to indemnity for expenses which the court deems to be proper. To the extent that an Indemnified Party has been successful on the merits or otherwise in defense of a claim, issue or matter, the required indemnification is mandatory. Any other required indemnification is mandatory unless a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or if such a quorum directs) independent legal counsel, or (if such a quorum so directs) a majority vote of the stockholders, determines that the Indemnified Party failed to meet the applicable standard of conduct. These provisions are not exclusive of any other rights to which an Indemnified Party may be entitled.

     The Articles also include a provision eliminating the personal liability to the Company of any director, officer, employee or agent of the Company and any person serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and any heir, executor or administrator for such a person, for any loss or damage if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, unless with respect to an action or suit by or in right of the Company to procure a judgment in its favor he has been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the Company.

     The Company maintains a standard directors and officers liability insurance policy that will reimburse the Company for payments it may make in indemnification of directors and officers and pay other expenses, counsel fees, settlements, judgments or costs arising from proceedings involving any director or officer of the Company in his capacity as such, subject to certain limitations and exclusions.

Item 7.   Exemption from Registration Claimed

     Not applicable

Item 8.   Exhibits

 5.1 Opinion of Cades Schutte LLP regarding legality of securities being registered.

10.1 Maui Land & Pineapple Company, Inc. Stock Option Agreement for David Cole, dated October 6, 2003, incorporated by reference to Exhibit 10.3(ix) to for 10-K for the fiscal year ended December 31, 2003.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Cades Schutte LLP (included in Exhibit 5.1).

24.1      Power of Attorney (included on page 8).

Item 9.   Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
     Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.







                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Kahului, State of Hawaii on this 18th day of October, 2004.

                              MAUI LAND & PINEAPPLE COMPANY, INC.

                           By: /S/ DAVID C. COLE
                              David C. Cole
                              Chairman, President & Chief
                              Executive Officer


                        Power of Attorney

Each person whose signature appears below hereby constitutes and appoints each of David C. Cole and Fred W. Rickert, jointly and severally, with full power to act without the other, as such person's true and lawful attorney-in-fact and agent, each with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments and post-effective amendments to this registration statement, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute therefore, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.



By    /S/ DAVID C. COLE                    Date    10/18/04
     David C. Cole
     Chairman of the Board, President &
     Chief Executive Officer
     (Principal Executive Officer)


By    /S/ JOHN H. AGEE                     Date    10/18/04
     John H. Agee
     Director

By   /S/ RICHARD H. CAMERON                Date    10/18/04
     Richard H. Cameron
     Director

By   /S/ WALTER A. DODS, JR.               Date    10/18/04
     Walter A. Dods, Jr.
     Director

By   /S/ THOMAS M. GOTTLIEB                Date    10/18/04
     Thomas M. Gottlieb
     Director

By   /S/ DAVID A. HEENAN                   Date    10/18/04
     David A. Heenan
     Director

By   /S/ KENT T. LUCIEN                    Date    10/18/04
     Kent T. Lucien
     Director

By   /S/ DUNCAN MACNAUGHTON                Date    10/18/04
     Duncan MacNaughton
     Director

By   /S/ FRED E. TROTTER III               Date    10/18/04
     Fred E. Trotter III
     Director

By   /S/ FRED W. RICKERT                   Date    10/18/04
     Fred W. Rickert
     Vice President/Chief Financial Officer
     (Principal Financial Officer)

By   /S/ ADELE H. SUMIDA                   Date    10/18/04
     Adele H. Sumida
     Controller & Secretary
     (Principal Accounting Officer)